EXHIBIT 24

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Frederick H. Eppinger, Jr., J. Kendall Huber, and Edward J. Parry, III, each of them singly, our true and lawful attorneys, with full power in each of them, sign for and in each of our names and in any and all capacities, Form 10-K of Allmerica Financial Corporation (the “Company”) and any other filings made on behalf of said Company pursuant to the requirements of the Securities Exchange Act of 1934, and to file the same with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof. Witness our hands and common seal on the date set forth below.

Signature	Title	Date

/s/ FREDERICK H. EPPINGER, JR. Frederick H. Eppinger, Jr.	President, Chief Executive Officer and Director	February 27, 2004

/s/ EDWARD J. PARRY, III Edward J. Parry, III	Chief Financial Officer, Executive Vice President, Principal Accounting Officer and Director	February 27, 2004

/s/ MICHAEL P. ANGELINI Michael P. Angelini	Chairman	February 27, 2004

/s/ GAIL L. HARRISON Gail L. Harrison	Director	February 27, 2004

/s/ M HOWARD JACOBSON M Howard Jacobson	Director	February 27, 2004

/s/ WENDELL J. KNOX Wendell J. Knox	Director	February 27, 2004

/s/ ROBERT J. MURRAY Robert J. Murray	Director	February 27, 2004

/s/ JOSEPH R. RAMRATH Joseph R. Ramrath	Director	February 27, 2004

/s/ JOHN R. TOWERS John R. Towers	Director	February 27, 2004

/s/ HERBERT M. VARNUM Herbert M. Varnum	Director	February 27, 2004